Exhibit 99.2

EMPLOYMENT AGREEMENT

     This Employment Agreement (this “Agreement”), dated as of April 27, 2007, is entered into between Viewpoint Corporation, a Delaware Corporation with its principal office at 498 Seventh Avenue, New York, N.Y. 10018 (“Viewpoint”), and Christopher C. Duignan (“Executive”).

     WHEREAS, Viewpoint desires to retain Executive's services as Chief Financial Officer, and Executive desires to be retained by Viewpoint to serve as Chief Financial Officer of Viewpoint.

     NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged by the parties, the parties hereto hereby agree as follows:

1.	Employment; Term.

	(a)	Duties and Responsibilities. Subject to the terms and conditions of this Agreement, Viewpoint hereby employs and promotes Executive, and Executive hereby accepts employment and promotion by Viewpoint, as Chief Financial Officer. Executive shall have all authorities, duties and responsibilities customarily exercised by an individual serving as either a Chief Financial Officer, a Chief Accounting Officer, a Vice President of Finance, or a Vice President of Accounting in a company and shall be assigned no duties or responsibilities without his consent that are materially inconsistent with, or that materially impair his ability to discharge the foregoing duties and responsibilities. The Executive in carrying out his duties under this Agreement shall report directly to the Chief Executive Officer. Executive shall devote his full business time and attention to the business and affairs of Viewpoint and its subsidiaries. Executive shall observe and comply with Viewpoint's material policies, rules and regulations regarding the performance of his duties, shall use his reasonable best efforts, skills and abilities to promote Viewpoint's interests and shall perform his duties faithfully, competently and in such manner as Viewpoint's Chief Executive Officer and Board of Directors (the “Board”) may from time to time reasonably direct.

	(b)	Duty of Loyalty. Executive will execute the “Duty of Loyalty Agreement” that is annexed hereto as Exhibit A and is made a part of this Agreement.

	(c)	Principal Place of Employment. Executive's principal place of employment shall be at Viewpoint's headquarters in New York, New York, or at such other location where the headquarters of the Company shall be located.

	(d)	Representations. Executive affirms and represents that he is under no obligation to any former employer or other party which is in any way inconsistent with, or which imposes any restriction upon, Executive's acceptance of employment and promotion hereunder, the employment and promotion of Executive by Viewpoint, or Executive's undertakings under this Agreement.

(e)	Executive's employment and promotion hereunder shall commence on April 27, 2007 (the “Commencement Date”), and terminate at 11:59 p.m. on April 27, 2009, unless terminated earlier pursuant to Section 3 below (the “Term of Employment”).

2. Compensation and Benefits. Viewpoint shall pay the following compensation and provide the following benefits to Executive during the Term of Employment:

(a)	Base Salary. Executive shall receive a base salary of $220,000 per annum (the “Base Salary”), payable in approximately equal installments in accordance with the customary payroll practices of Viewpoint. Viewpoint will review Executive's Base Salary on an annual basis. If the rate of Base Salary per annum paid to Executive is increased during the Term of Employment, such increased rate shall thereafter constitute the Base Salary for all purposes of this Agreement.

Executive's Base Salary shall not be decreased during the Term of Employment without the mutual consent of Executive and Company.

(b)	Option to Acquire Viewpoint Common Stock. Viewpoint will grant to Executive an option (the “Option”) to acquire 100,000 shares of Viewpoint common stock at an exercise price equal to the opening price of Viewpoint's common stock on the Nasdaq National Market on the Commencement Date. Sixteen and two-thirds percent (16 2/3%) of the shares subject to the Option will vest six months following the Commencement Date and one-thirtieth (1/30th) of the remaining shares will vest monthly thereafter; provided, however, that (i) if Executive remains an employee of Viewpoint until April 27, 2009 and (ii) (a) his contract is not renewed or extended past April 27, 2009 and (b) Executive does not otherwise continue as an employee of Viewpoint after April 27, 2009, one hundred percent (100%) of the unvested portion of the Option (but not any other unvested options) granted to Executive will immediately vest and will remain exercisable by Executive for three (3) months following the Termination Date. The Option will be subject to the terms of an award agreement in the form of Exhibit B annexed hereto to be executed by Viewpoint and Executive.

(c)	Benefit Programs and Benefit Plans; Vacation. Executive shall be entitled to participate in all benefit programs and benefit plans maintained for Viewpoint employees, and Viewpoint shall pay for Executive’s participation in such plans to the same extent that Viewpoint makes payments for other executive officers’ participation. If Viewpoint determines to establish a management incentive compensation bonus plan (the “Bonus Plan”), Executive shall be entitled to participate therein. The extent of Executive’s participation in the Bonus Plan will be determined by the Board of Directors (or a committee thereof) in its sole discretion. Executive shall be entitled to four (4) weeks of paid vacation per annum, to be accrued and used in accordance with Viewpoint’s policies.

(d)	Withholdings and Deductions. The payment of any Base Salary or other compensation hereunder shall be subject to income tax, social security and other applicable withholdings, as well as such deductions as may be required under Viewpoint's employee benefit plans.

3.	Termination; Severance; Change in Control.

	(a)	Termination Without Cause or With Good Reason. If, during the Term of Employment, Viewpoint terminates Executive’s employment without Cause (as defined below), or if Executive terminates his employment with Viewpoint for Good Reason (as defined below), Viewpoint will pay to Executive in an amount equal to his Base Salary (such payment to be made in approximately equal semi- monthly installments concurrently with the customary payroll practices of Viewpoint over the one year period following such termination) plus any payments under applicable plans or programs, any accrued and unpaid vacation, any earned but unpaid Base Salary or bonuses and any unreimbursed business expense in accordance with Company policy and one hundred percent (100%) of the unvested portion of the Option and any other options granted to Executive at any time before such termination will immediately vest and will remain exercisable by Executive for three (3) months following the effective date of termination (the “Termination Date”).

	(b)	Termination Without Cause or With Good Reason Following a Change in Control of Viewpoint.

If, (i) Viewpoint enters into an agreement that leads to a Change in Control (as defined below), and (ii) Executive's employment is terminated by Viewpoint without Cause, or by Executive for Good Reason, at any time within one (1) year following the Change in Control, then

		(A)	Executive shall be entitled to a lump sum amount, in cash and payable within ten (10) days following the Termination Date, equal to one (1) times Executive's Base Salary plus any payments under applicable plans or programs, any accrued and unpaid vacation, any earned but unpaid Base Salary or bonuses and any unreimbursed business expense in accordance with Company policy;

		(B)	One hundred percent (100%) of the unvested portion of the Option or any other options granted to Executive at any time before such termination will immediately vest and will remain exercisable by Executive for three (3) months following the Termination Date.

		(C)	Unless otherwise prohibited by the terms of the applicable plans, Executive shall be entitled to continued participation in Viewpoint's welfare benefit plans for one (1) year following the Termination Date, including, without limitation, all medical, prescription, dental, disability, group life, accidental death and travel accident insurance plans and programs of Viewpoint, at the level provided to Executive immediately prior to the Change in Control; provided, however, that if Executive becomes eligible for coverage under any plans of another employer that provide substantially similar coverage, the coverage provided by Viewpoint pursuant to this Subsection 3(c)(i)(C) will cease. In addition to the foregoing,

Executive will be entitled to continue his coverage under the above plans to the extent required by the Consolidated Omnibus Budget Reconciliation Act of 1985 “COBRA”) commencing on the first (1st) anniversary of the Termination Date.

(c)	Termination With Cause or Without Good Reason. If, at any time during the Term of Employment, Viewpoint terminates Executive's employment with Cause, or if Executive terminates his employment with Viewpoint without Good Reason, Viewpoint will have no obligation to make any payments to Executive under this Agreement, except for any payments under applicable plans or programs, any accrued and unpaid vacation, any earned but unpaid Base Salary or bonuses and any unreimbursed business expense in accordance with Company policy, and the unvested portion of the Option or any other options granted to Executive at any time before such termination will be forfeited and will not vest and will not be exercisable at any time by Executive.

(d)	Non-Duplication of Benefits; No Interest. Except as provided in this Agreement, in the event of the termination of Executive's employment, his rights under any benefit plans in which he is a participant shall be determined in accordance with the terms of the plans and by applicable law. Notwithstanding any other provision in this Agreement, nothing in this Agreement shall result in a duplication of payments or benefits provided under this Section 3, nor shall anything in this Agreement require Viewpoint to make any payment or to provide any benefit to Executive that Viewpoint is otherwise required to provide under any other contract, agreement or arrangement. No interest shall accrue on or be paid with respect to any portion of any payments hereunder, except as required by law.

(e)	General Release. No payments or benefits payable to Executive upon the termination of his employment pursuant to this Section 3 shall be made to Executive unless and until he executes a general release substantially in the form attached hereto as Exhibit B.

(f)	Mitigation of Damages. Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise after the termination of his employment hereunder, and any amounts earned by Executive, whether from self-employment, as a common- law employee or otherwise, shall not reduce the amount of any payments or benefits payable to Executive upon the termination of his employment pursuant to this Section 3.

4. Definitions. In addition to certain terms defined elsewhere in this Agreement, the following terms will have the following respective meanings:

(a)	“Cause” means the occurrence of any of the following:

	(i)	the willful and continuing refusal of Executive to follow the lawful directives of the Chief Executive Officer or the Board, provided that such directives are consistent with Executive's title and position.

	(ii)	conduct that is intentional and known by Executive to be materially harmful or potentially materially harmful to Viewpoint's best interest,

	(iii)	gross negligence in the performance of, or willful disregard of, Executive's obligations hereunder,

	(iv)	Executive's conviction of any felony, or

	(v)	Executive's commission of any act of dishonesty or moral turpitude which, in the good faith opinion of the Board, is materially detrimental to Viewpoint;

provided, however, that in the event of a termination due to one or more of the reasons set forth in clauses (a)(i), (ii) and/or (iii), Executive shall be provided with a period of five (5) business days from the date Viewpoint gives notice of such termination to effectively cure or remedy such reason or reasons (unless such cure or remedy is not possible).

(b)	“Good Reason” means the occurrence of any of the following:

	(i)	any material breach by Viewpoint of its obligations under this Agreement,

	(ii)	a significant diminution of Executive’s duties or responsibilities as set forth in Section 1 without Executive’s consent,

	(iii)	a failure by Viewpoint to obtain a written agreement from any successor or assign of Viewpoint to assume the material obligations under this Agreement upon a Change in Control, or

	(iv)	any reduction in Executive's Base Salary;

	(v)	the Company requiring Executive to be based at any office or location which is located more than 35 miles from the Company’s principal office as of the date hereof;

provided, however, that (i) Executive must provide written notice to Viewpoint within 30 days of an event purporting to constitute Good Reason and (ii) in the event of a termination for Good Reason, Viewpoint shall be provided with a period of five (5) business days from the date Executive gives notice of such termination to effectively cure or remedy such reason or reasons; and if Viewpoint fails to cure or remedy the reason or reasons for termination, Executive's Good Reason termination shall be effective as of the date the notice was given.

(c)	“Change in Control of Viewpoint” means and includes each of the following:

	(i)	the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by any person or any group of persons who constitute a group (within the meaning of Section 13d-3 of the Exchange Act) of any securities of Viewpoint such that, as a result of such acquisition, such person or group beneficially owns (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, more than fifty percent (50%) of Viewpoint's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board;

	(ii)	the consummation of any merger or any other business combination, in one or more transactions, including, but not limited to a sale of all or substantially all of the assets of Viewpoint, other than a transaction immediately following which the shareholders of Viewpoint who owned shares immediately prior to the transaction continue to own, by virtue of their prior ownership of Viewpoint shares, at least fifty percent (50%) of the voting power, directly or indirectly, of the surviving corporation in any such merger or business combination; or

	(iii)	the consummation of a plan of complete liquidation of Viewpoint.

5.	Miscellaneous.

	(a)	Non-Assignability. Neither this Agreement nor any right or interest hereunder shall be assignable by Executive, his beneficiaries or legal representatives without Viewpoint's prior written consent.

	(b)	Binding Effect. Without limiting or diminishing the effect of Section 5(a) hereof, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and assigns.

	(c)	Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

	(d)	Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and either delivered in person, sent by first class certified or registered mail, postage prepaid or sent by overnight courier, if to Viewpoint, at its principal place of business, care of Viewpoint’s General Counsel, and if to Executive, at his home address most recently filed with Viewpoint, or to such other address or addresses as either party shall have designated in writing to the other party hereto.

	(e)	Entire Agreement; Modifications. This Agreement constitutes the entire and final expression of the agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement may be modified or amended only by an instrument in writing signed by both parties hereto.

	(f)	Relevant Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to the conflict of laws principles thereof, and any dispute hereunder shall be adjudicated exclusively by the federal courts of the Southern District of New York or, in the absence of such courts’ willingness to hear such dispute, by the state courts located in the City of New York. Viewpoint and Executive hereby waive all right to trial by jury in any proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, or their performance under or the enforcement of this Agreement.

	(g)	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

6.	Acknowledgement. Executive represents and acknowledges the following:

	(a)	He has carefully read this Agreement in its entirety;

	(b)	He understands the terms and conditions contained herein;

	(c)	He has had the opportunity to review this Agreement with legal counsel of his own choosing and has not relied on any statements made by Viewpoint or its legal counsel as to the meaning of any term or condition contained herein or in deciding whether to enter into this Agreement; and

	(d)	He is entering into this Agreement knowingly and voluntarily.

     IN WITNESS WHEREOF, Executive and the authorized representative of the Board of Viewpoint execute and enter into this Agreement as of the date first above written.

EXECUTIVE	VIEWPOINT CORPORATION

/s/ Christopher C. Duignan	/s/ Patrick Vogt
Christopher C. Duignan	By: Patrick Vogt
Chief Executive Officer